eFunds Corporation Reports Third Quarter 2006 Results
Operating Income increased 41%
Diluted Earnings per Share of $0.31

Scottsdale, ARIZ., Nov. 1, 2006 — eFunds Corporation (NYSE: EFD), the Company that delivers innovative payment processing and information intelligence solutions, today reported net revenue of $139 million for the quarter ended September 30, 2006. This amount represents an increase of 5% over the net revenue of $133 million reported during the third quarter of 2005. Reported operating income increased 41% to $22 million, or 16% of net revenue, compared to $16 million, or 12% of net revenue, reported in the prior year quarter. Third quarter net income was $15 million, or $0.31 per diluted share, compared to net income of $14 million, or $0.30 per diluted share, reported in the third quarter of 2005, which included a non-recurring $4.7 million benefit from an Advanced Pricing Agreement with the IRS related to our foreign operations.

For the nine months ended September 30, 2006, the Company’s reported net revenue increased 13% to $412 million compared to net revenue of $364 million reported in the first nine months of 2005. Reported operating income for the first nine months of 2006 was $52 million, or 13% of net revenue, compared to operating income of $49 million, or 14% of net revenue, reported in same period in the prior year. Net income for the first nine months of 2006 was $35 million, or $0.74 per diluted share, as compared to net income of $39 million, or $0.81 per diluted share reported in same period of 2005.

“I am very pleased with the performance of our business during the third quarter. Our U.S. Risk business continued to deepen its penetration in the financial institutions market with four new Tier 1 accounts signing on for our Qualifile solution while our EFT processing and Prepaid Solutions business’ both delivered double-digit revenue growth,” stated Paul Walsh, Chairman and CEO of eFunds. “Our balance sheet and cash flows remain strong as we generated over $50 million in net cash flow from our operating activities during the first nine months of the year and ended the period with over $100 million of cash and short term investments. We also continued to make progress on key strategic projects during the quarter including our technology re-architecture initiative and the integration of our prepaid solutions business,” stated Walsh.

Forward-looking Statements
The Company also reported that it now expects full year net revenues to increase 11 – 13% over 2005 net revenues and diluted earnings per share to be between $1.15 and $1.20 for the full year.

The foregoing expectations reflect the following assumptions:

•	An effective tax rate of approximately 35% in the fourth quarter of 2006,

•	Cash outlays for capital expenditures and product development activities for the full year will approximate $40 million, and

•	Revenue in the Prepaid Solutions business will be between $90 and $93 million for 2006, with this unit reporting an operating profit of approximately $4 to $5 million in the fourth quarter of 2006.

Conference Call
eFunds will hold a one-hour conference call today at 10:00 a.m. ET to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939) and provide the operator with Conference ID number 9099937. The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Our Company/Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. ET on Nov. 15, 2006. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 9099937. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
With more than 30 years of payment processing and information intelligence expertise, eFunds delivers flexible, innovative solutions to the world’s leading businesses. Leveraging mission-critical business insight, we enable financial services companies, retailers and government organizations to grow their businesses while reducing transaction and infrastructure costs, detecting potential fraud and building long-term customer value. Our flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers balance the need for control with operational efficiency and low cost of ownership. From the point of account opening to the settlement of every transaction – debit, credit, or prepaid – eFunds helps businesses win more of the right customers, serve them more efficiently and keep them. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005 and subsequent Reports on Form 10-Q.

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$139,368	100.0%	$133,150	100.0%

Operating expenses
Processing, communication and service costs	34,703	24.9%	32,133	24.1%
Employee costs	54,507	39.1%	57,098	42.9%
Depreciation and amortization	11,873	8.5%	11,817	8.9%
Other operating costs	16,415	11.8%	16,547	12.4%

Total operating expenses	117,498	84.3%	117,595	88.3%

Income from operations	21,870	15.7%	15,555	11.7%
Interest expense	(1,713)	-1.2%	(2,089)	-1.6%
Other income — net	768	0.6%	974	0.7%

Income before income taxes	20,925	15.0%	14,440	10.8%
Provision for income taxes	(6,324)	-4.5%	(210)	-0.2%

Net income	$14,601	10.5%	$14,230	10.7%

Shares outstanding
Basic	46,611		45,471

Diluted	47,309		46,741

Earnings per share
Basic	$0.31		$0.31

Diluted	$0.31		$0.30

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended September 30,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$411,503	100.0%	$363,682	100.0%

Operating expenses
Processing, communication and service costs	103,042	25.0%	88,648	24.4%
Employee costs	169,284	41.1%	157,978	43.4%
Depreciation and amortization	35,505	8.6%	28,041	7.7%
Other operating costs	51,450	12.5%	39,929	11.0%

Total operating expenses	359,281	87.3%	314,596	86.5%

Income from operations	52,222	12.7%	49,086	13.5%
Interest expense	(4,713)	-1.1%	(2,340)	-0.6%
Other income — net	2,754	0.7%	3,786	1.0%

Income before income taxes	50,263	12.2%	50,532	13.9%
Provision for income taxes	(15,292)	-3.7%	(11,480)	-3.2%

Net income	$34,971	8.5%	$39,052	10.7%

Shares outstanding
Basic	46,444		46,761

Diluted	47,215		48,111

Earnings per share
Basic	$0.75		$0.84

Diluted	$0.74		$0.81

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
(in thousands)	(Unaudited)	(revised)
Current assets:
Cash and cash equivalents	$99,691	$87,414
Short term investments	15,600	—
Restricted cash	3,599	28,183
Settlement assets	20,489	28,438
Accounts receivable — net	96,879	96,115
Deferred income taxes	26,251	27,422
Prepaid expenses and other current assets	20,172	18,341

Total current assets	282,681	285,913
Property and equipment — net	61,268	63,721
Intangibles-net	399,010	398,337
Other non-current assets	17,200	17,638

Total assets	$760,159	$765,609

Current liabilities:
Accounts payable	$19,059	$23,902
Settlement liabilities	20,730	28,519
Accrued liabilities	42,365	57,438
Acquisition Holdbacks	5,991	25,052
Deferred revenue and gains	21,799	23,978
Long-term debt due within one year	4,659	5,030

Total current liabilities	114,603	163,919
Long-term deferred gains	20,468	27,637
Long-term debt	103,274	106,973
Other long-term liabilities	17,339	15,481

Total liabilities	255,684	314,010

Stockholders’ equity:
Common stock	514	505
Additional paid-in capital	517,372	498,939
Treasury stock at cost	(100,000)	(100,000)
Retained earnings	86,115	51,144
Accumulated other comprehensive income	474	1,011

Stockholders’ equity	504,475	451,599

Total liabilities and stockholders’ equity	$760,159	$765,609

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
(in thousands)		(revised)
Cash flows from operating activities:
Net income	$34,971	$39,052
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13,022	11,710
Amortization	22,483	16,331
Stock-based compensation	6,941	7,295
Excess tax benefit from share-based compensation	(1,401)	(1,445)
Deferred income taxes	15,137	3,525
Other — net	101	(274)
Changes in assets and liabilities
Restricted cash	2,088	830
Accounts receivable	(957)	(7,019)
Accounts payable	(4,834)	(10,887)
Deferred revenue gains	(9,081)	(4,526)
Income taxes receivable/payable	(9,856)	(28,049)
Other assets and liabilities	(16,692)	(12,744)

Net cash provided by operating activities	51,922	13,799

Cash flows from investing activities:
Capital expenditures	(29,400)	(19,325)
Acquisitions	—	(286,883)
Purchases of short-term investments	(15,600)	(98,925)
Proceeds from sale of short-term investments	—	187,065
Proceeds from dispositions	2,356	—
Other — net	(6,332)	(2,875)

Net cash used in investing activities	(48,976)	(220,943)

Cash flows from financing activities:
Purchase of common stock	—	(100,000)
Issuance of common stock	11,924	11,619
Excess tax benefit from share-based compensation	1,401	1,445
Proceeds on long-term debt	92,000	235,000
Payments on long-term debt	(96,106)	(122,742)
Other	112	(348)

Net cash provided by financing activities	9,331	24,974

Net increase (decrease) in cash and cash equivalents	12,277	(182,170)
Cash and cash equivalents at beginning of period	87,414	274,477

Cash and cash equivalents at end of period	$99,691	$92,307

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	September 30,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$74,306	$72,133	$2,173	3%
US Risk Management	48,259	47,857	402	1%
International	16,803	13,160	3,643	28%

Total net revenue	139,368	133,150	6,218	5%

Operating expenses:
Processing, employee and other costs -
US Payments	60,599	61,943	(1,344)	-2%
US Risk Management	25,021	29,240	(4,219)	-14%
International	16,764	12,946	3,818	29%

Total processing, employee and other costs	102,384	104,129	(1,745)	-2%

Allocated overhead -
US Payments	3,416	3,694	(278)	-8%
US Risk Management	4,247	3,027	1,220	40%
International	2,330	1,602	728	45%
Corporate	5,121	5,143	(22)	—

Total allocated overhead	15,114	13,466	1,648	12%

Income (loss) from operations:
US Payments	10,291	6,496	3,795	58%
US Risk Management	18,991	15,590	3,401	22%
International	(2,291)	(1,388)	(903)	-65%
Corporate	(5,121)	(5,143)	22	—

Total income from operations	$21,870	$15,555	$6,315	41%

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Nine Months Ended
	September 30,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$217,094	$183,345	$33,749	18%
US Risk Management	144,504	144,566	(62)	—
International	49,905	35,771	14,134	40%

Total net revenue	411,503	363,682	47,821	13%

Operating expenses:
Processing, employee and other costs -
US Payments	185,195	144,499	40,696	28%
US Risk Management	82,276	92,097	(9,821)	-11%
International	48,094	36,872	11,222	30%

Total processing, employee and other costs	315,565	273,468	42,097	15%

Allocated overhead -
US Payments	10,971	12,077	(1,106)	-9%
US Risk Management	10,890	9,643	1,247	13%
International	6,446	4,060	2,386	59%
Corporate	15,409	15,348	61	—

Total allocated overhead	43,716	41,128	2,588	6%

Income (loss) from operations:
US Payments	20,928	26,769	(5,841)	-22%
US Risk Management	51,338	42,826	8,512	20%
International	(4,635)	(5,161)	526	10%
Corporate	(15,409)	(15,348)	(61)	—

Total income from operations	$52,222	$49,086	$3,136	6%

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
(in millions)
US Payments
EFT processing	$37.4	$32.2	16%	$108.5	$91.8	18%
Prepaid solutions	23.7	19.8	20%	63.4	19.8	*
Government	10.3	11.3	-9%	30.6	37.8	-19%
Software sales and other services	2.9	8.8	-67%	14.6	33.9	-57%

	$74.3	$72.1	3%	$217.1	$183.3	18%

US Risk Management
Financial institution products	$39.5	$36.3	9%	$114.1	$103.5	10%
Retail products	4.7	5.4	-13%	14.3	16.0	-11%
BPO	4.1	6.2	-34%	16.1	25.1	-36%

	$48.3	$47.9	1%	$144.5	$144.6	—

International
Software sales	$7.7	$5.9	31%	$22.8	$18.4	24%
BPO	7.5	6.9	9%	22.4	16.8	33%
EFT processing	1.6	0.4	*	4.7	0.6	*

	$16.8	$13.2	27%	$49.9	$35.8	39%